                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 AUDIBLE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 AUDIBLE, INC.
                            65 Willowbrook Boulevard
                               Wayne, N.J. 07470
                                 (973) 890-4070

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

   The annual meeting of stockholders of Audible, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000, at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, N.J. 07470 for the following purposes:

     1. To elect three directors to serve until the 2003 annual meeting of stockholders, and until their successors are elected and duly qualified;

     2. To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2000; and

     3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

   The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 7, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

                                          By Order of the Board of Directors,

                                                  /s/ Nancy A. Spangler
                                                  Nancy A. Spangler
                                                        Secretary

Wayne, New Jersey
April 28, 2000

                                 AUDIBLE, INC.
                            65 Willowbrook Boulevard
                               Wayne, N.J. 07470
                                 (973) 890-4070

                                PROXY STATEMENT

   Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 28, 2000.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

   You can vote your shares of common stock if our records show that you owned the shares on April 7, 2000. A total of 27,476,009 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

   Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the three director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

   The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

   Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

   Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

   If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

   We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

   If your shares are held in the name of a nominee, and you do not tell the nominee by May 21, 2000 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

   We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                      PROPOSAL NO 1: ELECTION OF DIRECTORS

   Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at eight members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

   Three directors are to be elected at this annual meeting to serve until the 2003 annual meeting, and until their successors are elected and duly qualified. In the event either nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

   Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2000 Annual Meeting

   R. Bradford Burnham, age 45, has been a director since March 1997. Since May 1996, Mr. Burnham has been a general partner at AT&T Ventures, a group of venture capital funds. From May 1994 to May 1996, Mr. Burnham was a principal of AT&T Ventures.

   Thomas Hirschfeld, age 37, has been a director since July 1996. Since March 1998, Mr. Hirschfeld has been a managing director of Patricof & Co. Ventures, Inc., where he was a principal from January 1995 to March 1998. From February 1994 to December 1995, Mr. Hirschfeld was Assistant to the Mayor of New York City.

   Timothy Mott, age 50, has been a director since co-founding Audible in December 1995 and was the Chairman of the Board of Directors from December 1995 through April 1999. Mr. Mott has been a partner of Ironwood Capital L.L.C., an investment company, since he co-founded it in January 1993. From October 1990 to July 1995, he was Chairman of Macromedia Inc., a multimedia software company. Mr. Mott is a director of Electronic Arts, a company he co-founded in 1982.

Directors Whose Terms Expire in 2001

   Richard Brass, age 48, has been a director since April 1999. Since November 1997, Mr. Brass has been Vice President, Technology Development at Microsoft Corporation. From 1989 to July 1997, Mr. Brass was Senior Vice President of Oracle Corporation.

   W. Bingham Gordon, age 50, has been a director since November 1996. Since March 1998, Mr. Gordon has been Executive Vice President and Chief Creative Officer of Electronic Arts Inc., an interactive entertainment company. From October 1995 to March 1998, he was Executive Vice President, Marketing. From August 1993 to October 1995, he served as Executive Vice President of EA Studios.

   Winthrop Knowlton, age 69, has been a director since November 1996. Since 1989 Mr. Knowlton has been the Chairman and Chief Executive Officer of Knowlton Brothers, Inc., a management company for limited partnerships and offshore funds investing in the United States.

Directors Whose Terms Expire in 2002

   Thomas G. Baxter, age 53, has been our Chief Executive Officer and President and a director since February 2000. From May 1998 to February 2000, Mr Baxter served as Operating Partner at Evercore Partners, a private equity and advisory firm. From November 1989 to February 1998, Mr Baxter served as President of Comcast Cable Communications Inc.

   Donald R. Katz, age 47, has been Chairman of the Board of Directors since April 1999 and as a director since co-founding Audible in November 1995. From October 1999 to February 2000 and from November 1995 to March 1998, Mr. Katz served as our President and Chief Executive Officer. Prior to co-founding Audible, Mr. Katz was an author, business journalist and media consultant for over fifteen years.

   Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Recommendation of the Board of Directors

   Our board of directors recommends a vote "FOR" the election of the nominees named above.

                     THE BOARD OF DIRECTORS AND COMMITTEES

   Our board of directors met five times during 1999. The board of directors acted four times by written consents. Each director attended more than 75% of the meetings of the board.

   The Audit Committee currently consists of R. Bradford Burnham, Thomas P. Hirschfeld and Winthrop Knowlton and did not meet separately from the board during 1999. The Audit Committee recommends the firm to be appointed as independent auditors to conduct the annual audit of our books and records, reviews the proposed scope and results of the audit, approves the audit fees to be paid, considers the adequacy or our accounting and financial controls with the independent public accountants and our financial and accounting staff and reviews and approves transactions between us and our directors, officers and affiliates.

   The Compensation Committee currently consists of R. Bradford Burnham, W. Bingham Gordon and Winthrop Knowlton and met six times during 1999, with all members present. The Compensation Committee reviews and recommends the compensation arrangements for our management, establishes and reviews general compensation policies and administers our stock incentive plan and our restricted stock program.

   The Board of Directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our secretary, Nancy A. Spangler, c/o Piper Marbury Rudnick & Wolfe LLP, 1850 Centennial Park Drive, Reston, Virginia 20191-1517.

   Our directors have received no compensation for serving as directors. Directors who are not currently employees of the Company are eligible to receive grants of stock options under our 1999 Stock Incentive Plan.

                              EXECUTIVE OFFICERS

   In addition to Thomas G. Baxter and Donald R. Katz, Mr. Kaplan is an executive officer of the Company.

   Andrew P. Kaplan, age 46, has been our Vice President, Finance and Administration and Chief Financial Officer since June 1, 1999. From June 1997 to May 1999, Mr. Kaplan was Chief Financial Officer of Thomson Corporation Publishing International, a division of The Thomson Corporation. From September 1995 to May 1997, Mr. Kaplan was Senior Vice President and Chief Financial Officer for T.C. Advertising, an advertising services company. From March 1989 to August 1995, Mr. Kaplan was Vice President and Chief Financial Officer of Time Life, a division of Time Warner Inc.

   Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified.

   There are no family relationships among any of the directors or executive officers of the Company.

                            EXECUTIVE COMPENSATION

   The following summary compensation table sets forth the compensation paid by us during the last three completed years to our chief executive officer and the other four most highly compensated officers whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our Named Executive Officers.

                          Summary Compensation Table

                                                                          Long-Term
                                            Annual Compensation         Compensation
                                         --------------------------- ---------------------
                                                                       Restricted
                                                                         Stock     Underlying
                                  Year    Salary   Bonus(1)    Other    Awards(2)    Options
                                  ----   --------  --------  -------- - ----------  ----------
Donald R. Katz...............     1999   $140,000  $106,169        --      --           --
 Chairman of the Board            1998    140,000    24,150        --      --           --
 of Directors and                 1997    140,000    22,375        --      --           --
 Chief Executive Officer
Andrew J. Huffman (3)........     1999    160,269    78,000        --      --           --
 President and Chief              1998    152,077    11,250  $7,664(4)     --           --
 Executive Officer                1997        --        --         --      --           --
J. Travis Millman............     1999    118,750    42,500        --      --        75,000
 Vice President,                  1998    114,125    24,233  11,767(4)     --           --
 Business Development             1997     21,979    10,500        --      --           --
Brian Fielding...............     1999    117,581    27,500        --      --           --
 Vice President,                  1998    110,000     7,750        --      --           --
 Business and Legal               1997     73,629    11,000        --      --           --
 Affairs
Guy Story, Jr................     1999    108,750    21,938        --      --           --
 Vice President,                  1998    103,542    14,250        --      --           --
 Technology                       1997    100,000    16,563        --      --           --

--------
(1) Reflects bonuses earned in the fiscal year indicated, paid during the following fiscal year.
(2) Each Named Executive officer who purchased stock paid for the stock by means of a promissory note. The price of the stock on the date of purchase was equal to the fair market value on such date as determined by our board of directors. The value of the restricted stock held by the Named Executive Officers at December 31, 1999, calculated on the basis of $15.00 per share, the closing price of our common stock on the Nasdaq National Market on that date, less the purchase price of such shares, was as follows:
    Mr. Katz, 1,500,000 shares, $22,430,000; Mr. Millman, 300,000 shares,
    $4,420,000; Mr. Fielding, 272,500 shares, $4,017,500; and Mr. Story,
    375,000 shares, $5,588,000.
(3) Mr. Huffman died in October 1999. Donald R. Katz served as Chief Executive Officer and President until Thomas G. Baxter was appointed to the position in February 2000.
(4) Consists of relocation payments.

                 Options and Restricted Stocks Granted in 1999

   On June 1, 1999, we issued Mr. Kaplan an option to purchase 325,000 shares of common stock and to Mr. Millman an option to purchase 75,000 shares, each at an exercise price of $8.00 per share, subject to vesting over a four year period. In March 1999, we sold to Mr. Fielding 112,500 shares of common stock at an exercise price of $0.27 per share, subject to vesting over a four year period.

               Option Exercises in 1999 and Year-End Value Table

   The following table provides information concerning option exercises in 1999 and unexercised options held as of December 31, 1999, by our Named Executive Officers.

                          Shares             Number of Securities      Value of Unexercised
                         Acquired                 Underlying               in-the-Money
                            on     Value    Unexercised Options at          Options at
                         Exercise Received     December 31, 1999       December 31, 1999(1)
                         -------- -------- ------------------------- -------------------------
                                           Exercisable Unexercisable Exercisable Unexercisable
                                           ----------- ------------- ----------- -------------
Donald R. Katz..........   --       --          --           --            --           --
Andrew J. Huffman.......   --       --          --           --            --           --
J. Travis Millman.......   --       --        9,000       66,000       $63,000     $462,000
Brian Fielding..........   --       --          --           --            --           --
Guy Story, Jr...........   --       --          --           --            --           --

--------
(1) Calculated on the basis of $15.00 per share, the closing price of our common stock on the Nasdaq National Market on December 31, 1999, less the exercise price payable for such shares, multiplied by the number of shares underlying the option.

                            EMPLOYMENT ARRANGEMENTS

   We have not entered into formal employment agreements with any of our Named Executive Officers. Our employment arrangements with our Named Executive Officers, which are embodied in enforceable offer letters, provide for a base salary, which may be increased by our board of directors, and an annual bonus.

   Effective January 1, 2000, Mr. Katz's employment arrangement provides him with a $250,000 base salary, an annual target bonus of 50% paid quarterly against certain objectives, options to purchase 100,000 shares at $15.00 per share, 150,000 shares at $20 per share and 200,000 shares at $40 per share.

   In February 2000, Mr. Baxter entered into an employment arrangement with us that currently provides him with a $250,000 base salary, an annual target bonus of 50% paid quarterly against certain objectives, 100,000 restricted shares at $8.75 per share, options to purchase 1,500,000 shares at $13.75 per share, and one year's severance if we terminate his employment.

   Mr. Fielding's employment arrangement provides that we pay him one month severance if we terminate his employment.

   Mr. Kaplan's employment arrangement provides him with a $150,000 annual base salary, a signing bonus of $15,000, payable within three months of his employment date, and an annual target bonus of $30,000, payable quarterly. Mr. Kaplan is entitled to six month severance if we terminate his employment. We also provide him access to a corporate apartment.

   We require all our employees to sign agreements which prohibit the disclosure of our confidential or proprietary information. Each of these employees also has agreed to non-competition and non-solicitation provisions that will be in effect during his employment and for one year thereafter.

   We have agreed to pay Messrs. Millman, Fielding and Story bonuses in the following amounts if they are still employed by us on the following dates:

      Name                                             Bonus         Date
      ----                                            -------        ----
      Travis Millman................................. $78,753 September 30, 2001
      Brian Fielding.................................  39,488    May 31, 2001
      Guy Story, Jr. ................................  22,604   July 31, 2000

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

   The Compensation Committee reviews and recommends the compensation arrangements for our management, establishes and reviews general compensation policies and administers our stock incentive plan and our restricted stock program. The Compensation Committee, established in August, 1996, comprises three members, all of whom are outside directors. None of the directors has any interlocking or other relationship with us that would call into question his independence as a Compensation Committee member.

   The Compensation Committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable us to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of our specified business objectives. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for our executives. Finally, our executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of our executives with the performance of our common stock.

   The compensation programs for our executives established by the Compensation Committee consist of three elements tied to the foregoing objectives: base salary, annual cash bonus, and stock-based equity incentives achieved primarily through participation in our 1999 Stock Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same industry or related industries and/or are located in the same general geographical area as us, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of our other executives. To the extent determined appropriate, the Compensation Committee also considers general conditions and our financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

   For the year ended December 31, 1999, increases in the base salaries and bonuses of Messrs. Katz, Millman, Fielding and Story were tied to performance-oriented goals set by the Compensation Committee earlier in the year. Each individual met or exceeded performance goals established by the Compensation Committee for 1999.

   In determining compensation for Messrs. Huffman and Katz, the Compensation Committee reviewed how chief executive officers of companies in the same industry as our are compensated. For the 1999 bonus awarded to Mr. Katz, the Compensation Committee considered our actual performance against the goals set out in our business plan and other qualitative objectives that had been previously discussed.

   The Compensation Committee granted options in 1999 to Messrs. Kaplan and Millman which are designed to be a meaningful portion of their overall compensation and to reinforce our goal of retaining key executives.

   Based on its evaluation of the performance of the executive officers, the Compensation Committee believes that our executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated our executive officers to work toward these goals.

   Section 162(a) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any year to the corporation's chief executive officer or to any of the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure its executive-compensation packages to meet these requirements.

                                          R. Bradford Burnham
                                          W. Bingham Gordon
                                          Winthrop Knowlton

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

   The Compensation Committee of the board of directors was formed in August 1996, and the current members of the Compensation Committee are Messrs. Burnham, Gordon and Knowlton. None of the members was, during 1999, one of our officers or employees at any time.

                           AUDIT COMMITTEE REPORT ON
                 DECEMBER 31, 1999 AUDITED FINANCIAL STATEMENTS

   The Audit Committee recommends the firm to be appointed as independent auditors to conduct the annual audit of our books and records, reviews the proposed scope and results of the audit, approves the audit fees to be paid, considers the adequacy or our accounting and financial controls with the independent public accountants and our financial and accounting staff and reviews and approves transactions between us and our directors, officers and affiliates. The Audit Committee, established in April, 1999, comprises three members, all of whom are outside directors. None of the members has any interlocking or other relationships with us that would call into question his independence, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented.

   The Audit Committee has reviewed and discussed the audited financial statements dated as of December 31, 1999 with management. The Audit Committee has discussed the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) with the independent auditors. Based on our review of the audited financial statements and our discussions with management and the independent auditors, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                          R. Bradford Burnham
                                          Thomas P. Hirschfeld
                                          Winthrop Knowlton

                             PRINCIPAL STOCKHOLDERS

   The following table shows the number of shares of our common stock beneficially owned as of March 31, 2000 by:

  . each person who we know beneficially owns more than 5% of the common stock;

  .  each member of our board of directors;

  .  each of our Named Executive Officers; and

  .  the directors and executive officers as a group.

   Unless otherwise indicated (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is c/o Audible, Inc., 65 Willowbrook Boulevard, Wayne, New Jersey 07470.

                                          Number of             Percent
                                     Shares Beneficially          of
   Name of Beneficial Owner                 Owned        Shares Outstanding (1)
   ------------------------          ------------------- ---------------------
   Patricof Group (2)...............      1,132,584               4.1%
    C/o Patricof & Co. Ventures,
    Inc.
    445 Park Avenue, 11th Floor
    New York, NY 10022
   Microsoft Corporation............      1,875,000               6.8
    One Microsoft Way
    Redmond, WA 98052-6399
   Richard Brass....................            --                  *
   R. Bradford Burnham..............          3,454                 *
   W. Bingham Gordon................         47,750                 *
   Thomas Hirschfeld (3)............      1,132,584               4.1
   Winthrop Knowlton................         73,750                 *
   Timothy Mott (4).................      1,529,876               5.6
   Donald R. Katz...................      1,234,500               4.5
   Thomas G. Baxter (5).............        112,501                 *
   Andrew Kaplan (6)................         71,500                 *
   Brian Fielding (7)...............        252,500                .9
   J. Travis Millman (8)............        295,500               1.1
   Guy Story, Jr. (9)...............        375,000               1.4
   All executive officers and
    directors as a group
    (9 persons) (10)................      4,093,424              14.9

--------
 (1) As of April 7, 2000, we had outstanding 27,476,009 shares of common stock. The persons named in this table have sole voting power with respect to all shares of common stock.
 (2) Represents (i) 947,558 shares beneficially owned by APA Excelsior IV, L.P. (ii) 166,802 shares beneficially owned by APA Excelsior/Offshore L.P. and (iii) 18,224 shares beneficially owned by Patricof Private Investment Club, L.P.
 (3) Represents 1,132,584 shares beneficially owned by the Patricof group, funds managed by Patricof & Co. Ventures, Inc., of which Mr. Hirschfeld is a managing director. Mr. Hirschfeld disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Mr. Hirschfeld's address is c/o Patricof & co. Ventures, Inc.
 (4) Includes 36,876 shares issuable upon exercise of warrants beneficially owned by Ironwood Capital L.L.C., of which Mr. Mott is a managing member. Mr. Mott disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest.

 (5) Includes 100,000 shares that are subject to the Company's repurchase option and 12,501 shares issuable upon exercise of an option.
 (6)  Includes 71,500 shares issuable upon exercise of an option.
 (7) Includes 130,500 shares that are subject to the Company's repurchase option.
 (8) Includes 121,500 shares that are subject to the Company's repurchase option and 16,500 shares issuable upon exercise of an option.
 (9) Includes 49,500 shares that are subject to the Company's repurchase option.
(10) Includes 100,000 shares that are subject to the Company's repurchase option and 120,877 shares issuable upon exercise of options and warrants.

                              RELATED TRANSACTIONS

   Restricted Stock. In March 1999, we sold to Mr. Fielding 112,500 shares of restricted common stock at $0.27 per share. Mr. Fielding paid for his shares by way of an unsecured promissory note that bears interest at 8% per year and is payable upon the earlier of his termination of employment or when all his shares are vested.

   Options. On June 1, 1999, we issued Mr. Kaplan an option to purchase 325,000 shares of common stock and Mr. Millman an option to purchase 75,000 shares of common stock, each at an exercise price of $8.00 per share and subject to vesting over a four year period.

   Warrants. In April 1999, in connection with an amendment to our license agreement with Microsoft, which owns over 5% of our capital stock, we issued to Microsoft a warrant to purchase 100,000 shares of common stock at $9.00 per share. This warrant may be exercised until November 18, 2003.

   We believe that all the transactions described above were made on terms no less favorable to us than if such transactions were with non-affiliates.

                               PERFORMANCE GRAPH

   The following graph shows a five month comparison of cumulative total return on our common stock, based on the market price of our stock assuming reinvestment of dividends with a comparable return of the Chase H & Q Internet 100 Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning July 21, 1999, the day our common stock began trading, through December 31, 1999.

   COMPARISION OF 5 MONTH CUMULATIVE TOTAL RETURN* AMOUNG AUDIBLE, INC., THE
    NASDAQ STOCK MARKET (U.S.) INDEX AND THE CAHSE H & Q INTERNET 100 INDEX


                                         CUMULATIVE TOTAL RETURN
                        -------------------------------------------------------
                         ####     7/99    8/99    9/99    10/99   11/99   12/99

AUDIBLE, INC.           100.00   118.06  123.61  116.67   95.83  168.76  166.67
NASDAQ STOCK MARKET     100.00    92.08   95.93   96.01  103.50  115.59  141.45
CHASE H & Q INTERNET    100.00    84.19   88.63   98.11  108.48  136.72  189.92
* $100 INVESTED ON 7/16/99 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

            PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

   KPMG LLP has served as our independent auditors since September 1996 and has been selected by our board of directors as our independent auditors for the year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

   Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

   Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of KMPG LLP as the independent auditors for the current year.

Required Vote

   The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2000 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   Our board of directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as our independent auditors.

                             STOCKHOLDER PROPOSALS

   To be considered for presentation to the annual meeting to be held in 2000, a stockholder proposal must be received by Andrew P. Kaplan, Chief Financial Officer, Audible, Inc., 65 Willowbrook Boulevard, Wayne, N.J. 07470, or by our corporate secretary, Nancy A. Spangler, c/o Piper Marbury Rudnick & Wolfe LLP, 1850 Centennial Park Drive, Reston, Virginia 20191-1517, no later than March 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 1999.

                                 OTHER MATTERS

   Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

   We have filed an Annual Report on Form 10-K for the year ended December 31, 1999, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to our Chief Financial Officer, Andrew P. Kaplan, at Audible, Inc., 65 Willowbrook Boulevard, Wayne, N.J. 07470 Our Form 10-K is also available through our website at www.audible.com.

                                          By Order of the Board of Directors,

                                                    Nancy A. Spangler
                                                        Secretary

Dated: April 28, 2000
Wayne, New Jersey

                                  AUDIBLE, INC.
                            65 Willowbrook Boulevard
                                Wayne, N.J. 07470


                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Andrew Kaplan and Nancy A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Audible, Inc. (the "Company") held of record by the undersigned on April 7, 2000 at the Annual Meeting of Stockholders to be held on May 31, 2000 at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, NJ 07470, and any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                     DETACH HERE

[X]          Please mark
             votes as in
             this example

1.  Election of Directors to serve until 2002.            2. Ratify the appointment        FOR      AGAINST    ABSTAIN
Nominees:  R. Bradfors Burnham, Thomas Hirschfeld and     of KPMG LLP as independent       [_]        [_]        [_]
Timothy Mott                                              public accountants.

    For all nominees except as noted above


                                                          MARK  HERE FOR  ADDRESS CHANGE  AND NOTE AT LEFT
                                                                                                                [_]
                                                          |_| Please sign exactly as name appears hereon.
                                                          Joint owners each should sign. Executors, administrators,
                                                          trustees, guardians or other fiduciaries should give
                                                          full title as such. If signing for a corporation please
                                                          sign in full corporate name by a duly authorized officer.


Signature:                         Date:                  Signature:                                Date:
          ------------------------      ------------                 ------------------------------      ------------------